[VENTAS LOGO]
Ventas, Inc.   4360 Brownsboro Road  Suite 115   Louisville, Kentucky 40207-1642
                       (502) 357.9000   (502) 357.9001 Fax

                                        Contacts: Debra A. Cafaro
                                                  President and CEO
                                                  or
                                                  Richard A. Schweinhart
                                                  Senior Vice President and CFO
                                                  (502) 357-9000


                 VENTAS BOARD APPOINTS DEBRA A. CAFARO CHAIRMAN;
           W. BRUCE LUNSFORD RESIGNS TO EVALUATE PUBLIC SERVICE CAREER
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                   Douglas Crocker II Named Presiding Director

LOUISVILLE, KY (January 30, 2003) -- Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today that its Board of Directors named President and CEO Debra
A. Cafaro, 45, to the additional position of Chairman of the Board, effective immediately.

     Cafaro replaces W. Bruce Lunsford, 55, who has resigned from the Board to review his options for the upcoming gubernatorial race in Kentucky.

     "After committing nearly twenty years to building three companies that have created more than 50,000 jobs, I am ready to move forward to a new phase of my life, and I am considering a return to public service," Lunsford said.

     "This is an opportune time for me to make this change because I am confident that the companies I founded are moving in the right direction and are in good hands. In particular, Ventas has benefited since 1999 from the unique strength and character of its President and CEO Debra Cafaro. We successfully managed the Company through the extreme difficulties that beset the nursing home sector brought on by changes in Medicare reimbursement. Ventas has been a top performing company with average annual total shareholder return of 56.3 percent from January 1, 2000 through December 31, 2002. Because of the record of the Ventas management team, I am comfortable stepping away from the Company that has meant so much to me," Lunsford said.

     Cafaro joined Ventas as President and CEO in March 1999. She is a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT(R)) and a member of the Visiting Committee of the University of Chicago Law School.

     "Ventas is a strong and vibrant Company, and is well positioned for the future. I value the Board's confidence in me, and its support for our business strategy of disciplined growth and diversification. We will continue to focus on creating long term value and superior near term total return for our shareholders," Cafaro said.

     "Bruce Lunsford has been a great resource during my tenure at Ventas as we have re-shaped the Company into a reliable and top performing real estate investment trust," Cafaro added. "Throughout his 30-year career in business and government in Kentucky, Bruce has believed in people and new ideas; that is what has made him an outstanding leader. Now he will consider focusing his energy and vitality to public service."

     Consistent with its adherence to sound corporate governance, Ventas said that independent director Douglas Crocker II has been appointed to the newly created board position of "presiding director," who will lead regularly scheduled executive sessions among independent members of the Board of Directors. Crocker was appointed to the Ventas Board in September 1998, and currently chairs the Ventas audit committee and also sits on the Company's compensation committee. Most recently, Crocker was CEO of Equity Residential Properties Trust


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Ventas Board Appoints Debra A. Cafaro Chairman; W. Bruce Lunsford Resigns to Evaluate Public Service Career
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January 30, 2003
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(NYSE:EQR) and is currently vice chairman of its Board of Trustees. He is a member of the Board of Trustees of Prime Group Realty Trust (NYSE:PGE) and a director of Wellsford Real Properties, Inc. (AMEX:WRP). Crocker chairs and serves on boards or committees of various multi-family housing associations, including the National Multi-Housing Council and the Multifamily Council of the Urban Land Institute. He is also a member of the Board of Governors of NAREIT(R).

     Ventas said Lunsford's resignation is expected to have no impact on the Company's earnings.

     Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 220 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior facilities. More information about Ventas can be found on its website at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the Company's spin-off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) a downgrade in the rating of Ventas Realty, Limited Partnership's outstanding debt securities by one or more rating agencies which could have the effect of, among other things, an increase in the cost of borrowing for the Company, (i) the ability of the Company's operators to deliver high quality care and to attract patients, (j) the results of litigation affecting the Company, (k) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (l) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (m) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreements and the Company's net worth and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under one of these interest rate swap agreements, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the risk that the Company may fail to qualify as a REIT due to its ownership of common stock in Kindred, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998, (p) final determination of the Company's taxable net income for the year ending December 31, 2002, (q) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (r) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, particularly in the state of Florida, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities, and (s) the value of the Company's common stock in Kindred and the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of common stock in Kindred. Many of such factors are beyond the control of the Company and its management.

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